Exhibit 10.42

i2 TECHNOLOGIES, INC.

EXECUTIVE RETENTION AGREEMENT

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT by and between i2 Technologies, Inc. (the “Company”), and                      (the “Executive”) to be effective as of January 1, 2009.

RECITALS

WHEREAS, the Executive is currently a party to an executive retention agreement with the Company dated as of 25 February, 2008 (the “Agreement”).

WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company.

WHEREAS, the Company and the Executive desire to amend the terms and conditions of the Agreement in order to bring those terms and conditions into documentary compliance with the final Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and continue the Executive’s employment with the Company in accordance with those amended and restated terms and conditions. In consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties agree as follows:

1. The following clarifying sentences are hereby added to the end of Section 3(d):

“If the Company fails to remedy such condition, the Executive’s termination for Good Reason will occur on the expiration of the cure period. If the Company cures such condition within the applicable cure period, a termination for Good Reason will not be deemed to have occurred.”

2. Clause (i) of Section 5 is hereby replaced in its entirety to read as follows:

“(i) if the Executive’s employment is terminated by the Company for Cause or by the Executive for any reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be (provided, however, that in the event of the Executive’s termination for Good Reason, the Date of Termination shall be determined under section 3(d)).”

3. The second sentence of Section 9(b) is hereby replaced in its entirety to read as follows:

“Should such benefit limit still be exceeded following such reduction, then the number of shares which would vest on an accelerated basis under each of the

Executive’s equity awards pursuant to Section 7 shall be reduced to the extent necessary to eliminate such excess, with the actual awards to be so reduced to be affected in the chronological order in which the awards were granted.”

4. The following sentences are hereby added to the end of Section 12:

“The specified employees subject to such a delayed commencement date shall be identified on December 31 of each calendar year. If the Executive is so identified on any such December 31, he shall have specified employee status for the twelve (12)-month period beginning on April 1 of the following calendar year.”

5. Section 13 is hereby replaced in its entirety to read as follows:

“This Agreement together with the Amendment Agreement is intended to comply with the requirements of Code Section 409A of the Internal Revenue Code of 1986, as amended. Accordingly, all provisions herein shall be construed and interpreted to comply with Code Section 409A and if necessary, any such provision shall be deemed amended to comply with Code Section 409A and the regulations thereunder. Notwithstanding anything in this Agreement to the contrary, payments may only be made under this Agreement upon an event and in a manner permitted by Code Section 409A, to the extent applicable. In no event may the Executive, directly or indirectly, designate the calendar year of a payment. For purposes of Section 409A, the right to a series of payments under the Agreement shall be treated as a right to a series of separate payments.”

Except as modified by this Amendment Agreement, all the terms and conditions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed this Amendment Agreement on the date specified for that party below.

i2 TECHNOLOGIES, INC.

By:

Title:

Dated: December 31, 2008

Executive

Printed Name:

Dated: December 31, 2008

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